Exhibit 99.2

Supplemental Information

March 31, 2012

(Unaudited)

Palm Harbor, FL	Olympia Fields, IL

San Diego, CA	Nashville, TN

Table of Contents

Company Information	1
Summary	2
Funds From Operations	3
Funds Available for Distribution	4
Capitalization	5
Credit Profile	6
Indebtedness and Ratios	7
Investments and Dispositions	8
Development	9
Owned Portfolio
Portfolio summary	10
Portfolio concentrations	11
Same property portfolio	12
Lease expirations and debt investment maturities	13
Owned Senior Housing Portfolio
Investments and operator concentration	14
Trends	15
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	16
Trends and HCR ManorCare information	17
Owned Life Science Portfolio
Investments, tenant concentration and trends	18
Selected lease expirations and leasing activity	19
Owned Medical Office Portfolio
Investments and trends	20
Leasing activity	21
Owned Hospital Portfolio
Investments and operator concentration	22
Trends	23
Investment Management Platform	24
Reporting Definitions and Reconciliations of Non-GAAP Measures	25-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Post-Acute and Hospitals
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President
Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President - Chief Financial Officer at (562) 733-5309.

(1)      As of April 27, 2012.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended March 31,
	2012	2011
Revenues	$459,011	$331,128
NOI	390,350	245,580
Adjusted (Cash) NOI	354,104	223,110
YoY SPP Adjusted (Cash) NOI % Change	4.7%	6.8%
Adjusted EBITDA	$390,946	$269,469
Diluted FFO per common share	0.64	0.40
Diluted FFO as adjusted per common share	0.67	0.56
Diluted FAD per common share	0.54	0.49
Diluted EPS	0.43	0.17
Dividends declared per common share	0.50	0.48
FFO as adjusted payout ratio	75%	86%
FAD payout ratio	93%	98%
Financial leverage	40%	41%
Adjusted fixed charge coverage	3.3x	2.2x

	March 31,	December 31,
Total properties:	2012	2011
Senior housing	314	314
Post-acute/skilled nursing	313	313
Life science	112	108
Medical office	252	254
Hospital	21	21
Total	1,012	1,010

Portfolio Income from Assets Under Management(1)	Assets Under Management: $18.8 billion(2)

(1)  Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the quarter ended March 31, 2012.

(2)  Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at March 31, 2012.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended March 31,
	2012	2011
Net income applicable to common shares	$175,257	$63,875
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,241	91,182
Discontinued operations	35	238
DFL depreciation	3,050	372
Gain on sales of real estate	(2,856)	—
Gain upon consolidation of joint venture	—	(8,039)
Equity income from unconsolidated joint ventures	(13,675)	(798)
FFO from unconsolidated joint ventures	16,177	3,315
Noncontrolling interests’ and participating securities’ share in earnings	4,301	4,826
Noncontrolling interests’ and participating securities’ share in FFO	(5,724)	(5,282)
FFO applicable to common shares	$264,806	$149,689
Distributions on dilutive convertible units	3,122	—
Diluted FFO applicable to common shares	$267,928	$149,689

Weighted average shares used for diluted FFO per share	417,524	373,960

Diluted FFO per common share	$0.64	$0.40

Dividends declared per common share	$0.50	$0.48

FFO payout ratio	78.1%	120.0%

Impact of adjustments to FFO:
Preferred stock redemption charge(1)	$10,432	$—
Merger-related items(2)	—	32,308
	$10,432	$32,308

FFO as adjusted applicable to common shares	$275,238	$181,997
Distributions on dilutive convertible units and other	3,089	1,733
Diluted FFO as adjusted applicable to common shares	$278,327	$183,730

Weighted average shares used for diluted FFO as adjusted per share	417,524	330,286 (3)

Diluted FFO as adjusted per common share	$0.67	$0.56 (3)

FFO as adjusted payout ratio	74.6%	85.7%

(1)  In connection with the redemption of our preferred stock, during the three months ended March 31, 2012, we incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs.

(2)  $32.3 million of merger-related items attributable to the HCR ManorCare Acquisition include the following: (i) $10.3 million of direct transaction costs, net; and (ii) $22.0 million of additional interest expense associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011, which proceeds were obtained to prefund the HCR ManorCare Acquisition.

(3)  $0.16 per share of merger-related items attributable to the HCR ManorCare Acquisition include the following:

(i)  $0.03 per share of direct transactions costs, net that is discussed in footnote 2(i); and

(ii)  $0.13 per share of negative carry related to prefunding activities of: (a) $0.06 per share from our December 2010 46 million share common stock offering and 30 million shares from our March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased our weighted average shares by 47.3 million for the quarter ended March 31, 2011; and  (b) $0.07 per share for additional interest expense related to the $2.4 billion senior unsecured notes offering that is discussed in footnote 2(ii). Proceeds from these offerings were used to prefund a portion of the cash consideration for the HCR ManorCare Acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds Available for Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended March 31,
	2012	2011
FFO as adjusted applicable to common shares	$275,238	$181,997
Amortization of above and below market lease intangibles, net	(697)	(906)
Amortization of deferred compensation	5,373	5,102
Amortization of deferred financing costs, net	4,529	2,958
Straight-line rents	(9,927)	(17,300)
DFL accretion(1)	(25,622)	(2,675)
DFL depreciation	(3,050)	(372)
Deferred revenues – tenant improvement related	(487)	(876)
Deferred revenues – additional rents (SAB 104)	2,326	1,982
Leasing costs and tenant and capital improvements	(8,931)	(9,493)
Joint venture and other FAD adjustments(1)	(14,429)	(832)
FAD applicable to common shares	$224,323	$159,585
Distributions on convertible units	1,786	1,746
Diluted FAD applicable to common shares	$226,109	$161,331

Weighted average shares used for diluted FAD per share	415,239	330,286

Diluted FAD per common share	$0.54	$0.49

Dividends declared per common share	$0.50	$0.48

FAD payout ratio	92.6%	98.0%

(1)  For the quarter ended March 31, 2012, DFL accretion reflects an elimination of $14.7 million. Our ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to our ownership in HCR ManorCare OpCo. Further, our share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which we present as a non-cash joint venture FAD adjustment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	March 31, 2012	December 31, 2011	March 31, 2011
Bank line of credit	$—	$454,000	$—
Senior unsecured notes	5,864,940	5,416,063	5,706,797
Mortgage debt	1,756,252	1,764,571	1,899,807
Other debt	86,734	87,985	90,698
Consolidated debt	7,707,926	7,722,619	7,697,302
HCP’s share of unconsolidated debt(1)	142,861	143,196	108,106
Total debt	$7,850,787	$7,865,815	$7,805,408

Total Market Capitalization
	March 31, 2012
	Shares	Value	Total Value
Common stock (NYSE: HCP)	419,433	$39.46	$16,550,826

Convertible partnerships (DownREITs)(2)	5,857	39.46	231,117

Total market equity			$16,781,943

Consolidated debt			7,707,926

Total market equity and consolidated debt			$24,489,869

HCP’s share of unconsolidated debt(1)			142,861

Total market capitalization			$24,632,730

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended March 31, 2012
	Outstanding	Diluted	Diluted	Diluted FFO	Diluted
	March 31, 2012	EPS	FFO	As Adjusted	FAD
Common stock	419,433	410,018	410,018	410,018	410,018
Common equivalent securities:
Restricted stock and units	1,820	242	242	242	242
Dilutive impact of options	1,401	1,401	1,401	1,401	1,401
Convertible partnership units	5,857	—	5,863	5,863	3,578
Total common and equivalents	428,511	411,661	417,524	417,524	415,239

(1)      Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(2)      Convertible partnership (DownREIT) units are exchangeable for an amount of cash approximating the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Credit Profile

Financial Leverage and Secured Debt Ratio

Adjusted Fixed Charge Coverage

Liquidity(3)

(In billions)

Total Gross Assets

(In billions)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(1) Acquisition	2006	2007	2008	2009	2010	2011	2012
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa2 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB (Positive)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+ (Stable)

(1)        As of and for the six months ended June 30, 2006 (12 months for adjusted fixed charge coverage). The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended September 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)        Financial leverage, secured debt ratio, liquidity, and total gross assets are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(3)        Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

(4)        On April 23, 2012, the Company redeemed all of its outstanding preferred stock for $296 million. Pro forma for this redemption, the Company’s liquidity would have been $1.5 billion at March 31, 2012.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)
March 31, 2012
		Senior					HCP’s Share of
	Bank Line	Unsecured		Mortgage		Consolidated	Unconsolidated
	of Credit	Notes	Rates(1)	Debt(2)	Rates(1)	Debt	Debt(3)	Rates(1)	Total Debt
2012 (9 months)	$—	$250,000	6.66%	$57,955	4.91%	$307,955	$8,961	5.31%	$316,916
2013	—	550,000	5.81	367,374	6.04	917,374	3,165	7.04	920,539
2014	—	487,000	3.23	183,758	5.75	670,758	738	N/A	671,496
2015	—	400,000	6.64	302,102	5.99	702,102	11,231	5.82	713,333
2016	—	900,000	5.07	285,586	6.91	1,185,586	46,936	6.05	1,232,522
2017	—	750,000	6.04	512,460	6.09	1,262,460	34,780	5.91	1,297,240
2018	—	600,000	6.83	5,747	5.90	605,747	37,224	5.00	642,971
2019	—	450,000	3.95	1,184	N/A	451,184	—	—	451,184
2020	—	—	—	1,276	N/A	1,276	—	—	1,276
2021	—	1,200,000	5.53	4,242	5.58	1,204,242	—	—	1,204,242
Thereafter	—	300,000	6.89	47,778	5.17	347,778	—	—	347,778
Subtotal	—	5,887,000		1,769,462		7,656,462	143,035		7,799,497
Other debt(4)	—	—		—		86,734	—		86,734
(Discounts) and premiums, net	—	(22,060)		(13,210)		(35,270)	(174)		(35,444)
Total debt	$—	$5,864,940		$1,756,252		$7,707,926	$142,861		$7,850,787

Weighted average interest rate	N/A	5.57%		6.12%		5.69%	5.84%		5.70%

Weighted average maturity in years	3.95	6.15		4.13		5.69	4.59		5.66

Ratios			Covenants
	March 31,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at March 31, 2012.
	2012	2011
Consolidated Debt/Consolidated Gross Assets	40.0%	41.0%
Financial Leverage (Total Debt/Total Gross Assets)	40.1%	41.0%		Bank Line of Credit
			Financial Covenants(5)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	9.1%	9.4%	Leverage Ratio	No greater than 60%	42%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)	9.7%	10.0%	Secured Debt Ratio	No greater than 30%	11%
			Unsecured Leverage Ratio	No greater than 60%	39%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.14x
Fixed rate Total Debt	98.9%	93.1%
Variable rate Total Debt	1.1%	6.9%
	100.0%	100.0%

(1)      Senior unsecured notes and mortgage debt weighted-average effective rates relate to maturing amounts.

(2)      Mortgage debt attributable to non-controlling interests at March 31, 2012 was $66 million.

(3)      Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At March 31, 2012, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(4)      Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(5)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(6)      $87 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Investments and Dispositions

Dollars and square feet in thousands
Investments
Three Months
Description	Ended March 31, 2012
Total fundings for development, tenant and capital improvements(1)	$30,382
Construction loan commitment fundings	9,940
Total investments	$40,322

Dispositions
Description		Capacity	Property Count	Segment	Sales Price, Net of Costs

Location	Date
Three Months Ended March 31, 2012:

St. Louis, MO	February 29, 2012	44 sq. ft.	1	Medical office	$6,982

(1)       The three months ended March 31, 2012, includes the following: (i) $19.6 million of development, (ii) $5.9 million of first generation tenant and capital improvements, and (iii) $4.9 million of second generation tenant and capital improvements (excludes $4.0 million of leasing costs).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Development

As of March 31, 2012, dollars and square feet in thousands
Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$4,372	$25,487

Redevelopment
Durham Research Lab	Durham, NC	Life science	2Q 2012	53	10,934	12,573
1030 Massachusetts Avenue	Cambridge, MA	Life science	3Q 2012	75	30,597	39,992
Knoxville	Knoxville, TN	Medical office	4Q 2011	38	7,714	8,740
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	12,546	17,159
Innovation Drive	San Diego, CA	Medical office	3Q 2012	84	25,850	33,689
Alaska MOB	Anchorage, AK	Medical office	3Q 2012	98	12,174	16,617
Folsom	Sacramento, CA	Medical office	4Q 2012	92	30,725	39,251
Fresno(4)	Fresno, CA	Hospital	1Q 2013	N/A	7,837	20,554

	Total				$142,749	$214,062

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	72	1,204
Torrey Pines, CA	Life science	6	93
		169	3,653

Investment-to-date(2)(3)			$381,026

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(5)	Leased
Modular Labs IV	So. San Francisco, CA	Life science	January 2012	97	$56,179	28
Soledad	San Diego, CA	Life science	February 2012	28	13,208	100
				125	$69,387

(1)      Investment-to-date of $143 million includes the following: (i) $43 million in development costs and construction in progress, (ii) $81 million of buildings and (iii) $19 million of land.

(2)      Investment-to-date of $381 million includes the following: (i) $286 million in land and (ii) $95 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $172 million presented on the Company’s consolidated balance sheet at March 31, 2012, include the following: (i) $43 million of costs for development projects in process; (ii) $95 million of costs for land held for development; and (iii) $34 million for tenant and other facility related improvement projects in process.

(4)      Represents approximately 25% of the Fresno hospital placed in redevelopment in March 2011. The balance of the hospital remains in operations.

(5)      Represents the investment as of the date the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Portfolio Summary

As of and for the quarter ended March 31, 2012, dollars and square feet in thousands

Portfolio Summary by Investment Product
Leased	Property			Age			Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	293	$5,155,456	$116,478	15	31,144	Units	85.2	$399,773	1.14 x	$475,716	1.36 x
Post-acute/skilled	313	5,579,365	133,795	33	41,746	Beds	86.8	60,749	1.64 x	81,309	2.20 x
Life science	108	3,331,015	58,946	18	6,924	Sq. Ft.	89.1	N/A	N/A	N/A	N/A
Medical office	186	2,286,122	48,250	20	12,950	Sq. Ft.	91.2	N/A	N/A	N/A	N/A
Hospital	17	647,201	18,448	26	2,410	Beds	52.5	355,101	4.46 x	390,744	4.91 x
	917	$16,999,159	$375,917	23

Operating Properties (RIDEA)	Property Count	Investment	NOI	Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$751,015	$14,433	22	5,010	Units	88.5

Debt Investments		Investment	Interest Income
Senior housing		$20,196	$282
Post-acute/skilled		9,681	280
Hospital(3)		84,069	257
		$113,946	$819
Total	938	$17,864,120	$391,169

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended March 31, 2012
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(4)	NOI	Income	Income
Senior housing(2)	$152,541	$21,630	$130,911	$117,016	$282	$117,298
Post-acute/skilled	133,995	200	133,795	113,170	280	113,450
Life science	71,830	12,884	58,946	59,104	—	59,104
Medical office	79,955	31,705	48,250	46,921	—	46,921
Hospital	19,378	930	18,448	17,893	257	18,150
	$457,699	$67,349	$390,350	$354,104	$819	$354,923

(1)    EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)    Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the quarter ended March 31, 2012, revenues and operating expenses were $35.1 million and $20.7 million, respectively.

(3)    Includes a senior secured loan to Delphis Operations, LP (“Delphis”) that was placed on non-accrual status effective January 1, 2011 with a carrying value of $69 million at March 31, 2012. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the quarter ended March 31, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(4)    NOI attributable to non-controlling interests for the quarter ended March 31, 2012 was $2.4 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Concentrations

As of and for the quarter ended March 31, 2012, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	153	$645,524	$266,755	$3,211,270	$213,718	$128,545	$4,465,812	25

TX	97	685,843	103,031	—	695,470	226,057	1,710,401	10

FL	95	831,512	534,224	—	154,845	62,450	1,583,031	9

PA	54	259,731	1,185,821	—	—	—	1,445,552	8

IL	51	503,031	688,118	—	13,481	—	1,204,630	7

OH	72	213,569	671,351	—	9,220	—	894,140	5

MI	38	175,940	567,497	—	—	—	743,437	4

MD	34	298,734	226,964	—	29,570	—	555,268	3

VA	29	319,635	173,511	—	42,237	—	535,383	3

NJ	21	376,763	97,719	—	—	—	474,482	3

Other	294	1,596,189	1,064,374	119,745	1,127,581	230,149	4,138,038	23

Total	938	$5,906,471	$5,579,365	$3,331,015	$2,286,122	$647,201	$17,750,174	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	153	$15,584	$6,373	$55,632	$3,168	$4,167	$84,924	22

TX	97	16,419	2,134	—	13,371	6,471	38,395	10

FL	95	18,446	12,504	—	3,580	1,304	35,834	9

PA	54	5,289	28,374	—	—	—	33,663	9

IL	51	10,610	15,893	—	336	—	26,839	7

OH	72	4,705	16,687	—	142	—	21,534	6

MI	38	3,964	12,910	—	—	—	16,874	4

MD	34	6,451	5,378	—	744	—	12,573	3

VA	29	5,748	4,304	—	892	—	10,944	3

CO	26	4,272	1,913	—	3,816	354	10,355	3

Other	289	39,423	27,325	3,314	22,201	6,152	98,415	24

Total	938	$130,911	$133,795	$58,946	$48,250	$18,448	$390,350	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

HCR ManorCare	Post-acute/skilled	$472,500	32

Brookdale Senior Living	Senior housing	147,345	10

Emeritus Corporation	Senior housing	101,133	7

Sunrise Senior Living	Senior housing	86,498	6

HCA	Hospital	48,089	3

Amgen	Life science	41,597	3

Genentech	Life science	38,055	3

Kindred	Post-acute/skilled	16,758	1

Tenet Healthcare	Hospital	16,018	1

Capital Senior Living	Senior housing	15,847	1

Other		496,234	33

		$1,480,074	100

(1)   The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent month’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Same Property Portfolio

As of March 31, 2012, dollars and square feet in thousands

Three-Month SPP
		Senior	Post-Acute/	Life	Medical
	Total	Housing	Skilled	Science	Office	Hospital

Property count	570	223	45	101	185	16

Investment	$10,540,516	$4,231,595	$245,834	$3,204,642	$2,250,989	$607,456

Percent of property portfolio (by investment)	59.4%	71.6%	4.4%	96.2%	98.5%	93.9%

Capacity		25,641 Units	5,321 Beds	6,685 Sq. Ft.	12,809 Sq. Ft	2,379 Beds

Year-Over-Year Three-Month SPP

Occupancy:

March 31, 2012			85.7%		84.7%	91.1%		91.1%	51.7%

March 31, 2011			86.3%		84.5%	90.2%		90.8%	51.3%

% change			(0.6%	)	0.2%	0.9%		0.3%	0.4%

NOI % change	(0.1%	)	(1.3%	)	1.5%	(0.6%	)	1.3%	3.1%

Adjusted (Cash) NOI:

March 31, 2012	$221,235		$87,002		$9,401	$59,851		$47,672	$17,309

March 31, 2011	$211,374		$85,343		$9,102	$53,968		$46,283	$16,678

Adjusted (Cash) NOI % change	4.7%		1.9%		3.3%	10.9%		3.0%	3.8%

Sequential Three-Month SPP

Occupancy:

March 31, 2012			85.7%		84.7%	91.1%		91.1%		51.7%

December 31, 2011			85.5%		84.9%	91.1%		91.3%		48.4%

% change			0.2%		(0.2)%	0.0%		(0.2%	)	3.3%

NOI % change	(1.1%	)	(0.7%	)	1.9%	(0.2%	)	(0.9%	)	(8.5%	)

Adjusted (Cash) NOI:

March 31, 2012	$221,235		$87,002		$9,401	$59,851		$47,672		$17,309

December 31, 2011	$218,127		$88,114		$9,214	$53,309		$48,536		$18,954

Adjusted (Cash) NOI % change	1.4%		(1.3%	)	2.0%	12.3%		(1.8%	)	(8.7%	)

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Portfolio Lease Expirations and Debt Investment Maturities

At March 31, 2012, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2012(2)	2013	2014	2015	2016	2017	2018	2019	2020	2021	Thereafter

Lease Expirations

Senior housing(3):
Properties	293	—	2	5	1	17	12	49	12	33	16	146
Annualized revenues	$415,668	$—	$11,567	$4,970	$204	$24,793	$19,863	$96,079	$15,521	$51,003	$17,289	$174,379

Post-acute/skilled:
Properties	313	—	—	9	1	6	9	3	12	4	—	269
Annualized revenues	$452,542	$—	$—	$7,062	$439	$5,561	$8,480	$1,696	$9,924	$2,996	$—	$416,384

Life science:
Square feet	6,167	127	432	281	816	209	927	517	121	881	557	1,299
Annualized revenues	$226,630	$2,557	$11,539	$8,663	$25,951	$5,624	$29,318	$25,305	$4,106	$40,598	$30,851	$42,118

Medical office:
Square feet	11,813	1,391	1,793	1,613	1,348	1,190	841	968	701	842	390	736
Annualized revenues	$256,024	$32,098	$34,528	$36,368	$30,717	$24,459	$18,354	$19,438	$14,686	$19,480	$9,726	$16,170

Hospital:
Properties	17	—	1	3	—	—	2	—	5	—	1	5
Annualized revenues	$66,998	$—	$2,553	$16,018	$—	$—	$4,706	$—	$6,970	$—	$1,650	$35,101

Total annualized revenues	$1,417,862	$34,655	$60,187	$73,081	$57,311	$60,437	$80,721	$142,518	$51,207	$114,077	$59,516	$684,152
% of Total	100	2	4	5	4	4	6	10	4	8	4	49

Debt Investment Maturities

Senior housing:
Annualized revenues	$1,434	$—	$—	$—	$—	$1,355	$79	$—	$—	$—	$—	$—

Post-acute/skilled:
Annualized revenues	$1,137	$—	$970	$167	$—	$—	$—	$—	$—	$—	$—	$—

Hospital:(4)
Annualized revenues	$1,034	$—	$—	$—	$1,034	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$3,605	$—	$970	$167	$1,034	$1,355	$79	$—	$—	$—	$—	$—

(1)  The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)  Includes month-to-month and holdover leases.

(3)  Excludes 21 facilities with annualized NOI of $58.6 million operated under a RIDEA structure by Brookdale Senior Living.

(4)  Effective January 1, 2011, a senior secured loan to Delphis was placed on non-accrual status. During the quarter ended March 31, 2012, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the quarter ended March 31, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Senior Housing Portfolio

As of and for the quarter ended March 31, 2012, dollars in thousands
Investments

Operating	Property			Average		Occupancy	EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	162	$2,472,877	$57,478	13	14,621	85.1	$225,671	1.14 x	$268,510	1.36 x
Independent living	26	625,574	15,163	22	4,659	85.2	58,797	1.05 x	67,237	1.20 x
CCRCs	12	607,537	13,743	22	3,769	88.6	65,979	1.20 x	77,538	1.41 x
	200	$3,705,988	$86,384	15	23,049	85.7	$350,447	1.14 x	$413,285	1.34 x

Direct Financing	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	27	$620,497	$12,559	15	3,142	85.8	$49,326	1.20 x	$62,431	1.52 x
HCR ManorCare(1)	66	828,971	17,535	16	4,953	82.6	N/A	N/A	N/A	N/A
	93	$1,449,468	$30,094	16	8,095	83.8

Leased Properties	293	$5,155,456	$116,478	15	31,144	85.2	$399,773	1.14 x	$475,716	1.36 x

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Units	Occupancy %
Assisted living	3	$23,534	$804	21	213	91.6
Independent living	18	727,481	13,629	22	4,797	88.4
	21	$751,015	$14,433	22	5,010	88.5

Debt Investments		Investment	Interest Income
Assisted living(2)		$20,196	$282

Total	314	$5,926,667	$131,193		36,154	85.7

Operator Concentration(3)
					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC(1)	CFC(1)
Brookdale Senior Living(4)	59	61	$1,680,506	28	$38,199	29	11,599	87.5	1.29 x	1.49 x
Sunrise Senior Living(5)	48	98	1,320,007	22	23,413	18	5,569	87.1	1.17 x	1.44 x
Emeritus Corporation	69	96	1,137,679	19	31,567	24	7,745	83.8	1.17 x	1.39 x
HCR ManorCare(1)	66	100	828,971	14	17,535	13	4,953	82.6	N/A	N/A
Harbor Retirement Associates	14	100	211,043	4	4,132	3	1,346	85.7	1.04 x	1.32 x
Aegis Senior Living	10	80	182,152	3	3,942	3	701	86.7	1.01 x	1.19 x
Other	48	94	566,309	10	12,405	10	4,241	86.8	0.99 x	1.16 x
	314	90	$5,926,667	100	$131,193	100	36,154	85.7	1.14 x	1.36 x

(1)   EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)  During the quarter ended March 31, 2012, the Company funded $9.9 million related to construction financing commitments totaling $101 million. For each of these facilities, the Company holds a one-time purchase option upon the earlier of stabilized occupancy or the fourth anniversary of the loan closing.

(3)  Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.

(4)  Occupancy for 35 assets (formerly operated by Horizon Bay Retirement Living prior to September 2011) and the CFC for 14 of these 35 assets are reported in “other” until the requisite periods have elapsed to allow the Company to report such measures completely under the new operator. CFC for the remaining 21 assets operated under a RIDEA structure is excluded as CFC is not applicable.

(5)   Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Senior Housing Portfolio
Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio			Total Property Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/12	12/31/11	03/31/11	03/31/12(1)	12/31/11(1) (2)	03/31/11(2)

Property count	223	223	223	314	314	251
Investment	$4,231,595	$4,227,496	$4,212,536	$5,906,471	$5,896,175	$5,079,835
Units	25,641	25,640	25,637	36,154	36,139	31,465
3-Month Occupancy %	85.7	85.5	86.3	85.9	85.7	87.2
12-Month Occupancy %	85.5	85.7	85.9	85.7	85.9	86.8
EBITDAR	$390,873	$393,345	$377,305	$399,773	$402,394	$443,130
EBITDAR CFC	1.15 x	1.18 x	1.19 x	1.14 x	1.18 x	1.11 x
EBITDARM	$465,314	$467,944	$442,336	$475,716	$478,463	$527,629
EBITDARM CFC	1.37 x	1.41 x	1.39 x	1.36 x	1.40 x	1.32 x
NOI:
Rental and related revenues	$85,128	$85,734	$85,881
DFL income	12,580	12,716	13,395
Operating expenses(3)	(239)	(315)	(514)
	$97,469	$98,135	$98,762
Adjusted NOI:
Straight-line rents	(7,897)	(6,844)	(10,113)
Below market lease intangibles, net	(631)	(631)	(631)
DFL accretion	(1,939)	(2,546)	(2,675)
	$87,002	$88,114	$85,343

(1)     EBITDAR, EBITDARM and their respective CFCs are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report. Additionally, EBITDAR, EBITDARM and the related CFCs do not apply to the 21 properties operated under a RIDEA structure.

(2)     Amounts are presented as originally reported, without giving effect to discontinued operations.

(3)     Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the quarter ended March 31, 2012, dollars in thousands

Investments

				Average
Leased	Property			Age		Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	45	$245,834	$9,563	27	5,321	84.8	$60,749	1.64 x	$81,309	2.20 x
HCR ManorCare DFLs(1)	268	5,333,531	124,232	33	36,425	87.1	N/A	N/A	N/A	N/A
Leased properties	313	$5,579,365	$133,795	33	41,746	86.8

Debt			Interest
Investments		Investment	Income
Other		$9,681	$280

Total		$5,589,046	$134,075

Operator Concentration(2)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)	268	100	$5,333,531	95	$124,232	93	36,425	87.1	N/A	N/A
Formation Capital	9	100	63,100	1	1,713	1	934	94.1	2.05 x	2.57 x
Covenant Care	12	100	63,414	1	2,664	2	1,328	84.6	1.81 x	2.38 x
Kindred Healthcare	9	100	38,117	1	2,126	2	1,288	84.9	1.16 x	1.82 x
Trilogy Health Services	5	100	33,351	1	1,378	1	576	85.5	1.76 x	2.18 x
Other	10	60	57,533	1	1,962	1	1,195	77.2	1.49 x	2.02 x
	313	99	$5,589,046	100	$134,075	100	41,746	86.8	1.64 x	2.20 x

(1)        EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)        Property count, beds, occupancy and CFCs are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/12	12/31/11	03/31/11	03/31/12(1)	12/31/11(1)(2)	03/31/11(2)

Property count	45	45	45	313	313	45
Investment	$245,834	$245,304	$244,738	$5,579,365	$5,545,472	$244,738
Beds	5,321	5,316	5,316	41,746	41,803	5,286
3-Month Occupancy %	84.7	84.9	84.5	85.5	86.6	85.1
12-Month Occupancy %	84.8	84.8	84.8	86.8	87.2	85.4
EBITDAR	$60,749	$67,662	$58,173	$60,749	$67,663	$58,173
EBITDAR CFC	1.64 x	1.84 x	1.61 x	1.64 x	1.84 x	1.61 x
EBITDARM	$81,309	$88,086	$77,479	$81,309	$88,101	$77,479
EBITDARM CFC	2.20 x	2.40 x	2.14 x	2.20 x	2.40 x	2.14 x
Quality Mix	65.9%	66.3%	62.2%	67.9%	68.5%	62.2%
NOI:
Rental revenues	$9,616	$9,508	$9,440
Operating expenses(3)	(51)	(118)	(15)
	9,565	9,390	9,425

Adjusted NOI:
Straight-line rents	(164)	(176)	(323)
	$9,401	$9,214	$9,102

HCR ManorCare Leased Portfolio Summary
As of and for the quarter ended March 31, 2012, dollars in thousands

Investment	Property				Adjusted		Facility EBITDAR		Facility EBITDARM
Summary	Count		Investment(4)	NOI(5)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66		$828,971	$17,535	$14,359	82.6%	N/A	N/A	N/A	N/A
Post-acute/skilled	268		5,333,531	124,232	103,771	87.1%	N/A	N/A	N/A	N/A
Total	334		$6,162,502	$141,767	$118,130	86.6%	$622,293	1.32 x	$801,172	1.70 x

	03/31/12		12/31/11	03/31/11
Quality mix	70.4%	(6)	70.9%	70.9%

HCR ManorCare OpCo (guarantor) fixed charge coverage(7)					1.53 x

(1)        EBITDAR, EBITDARM, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)        Amounts are presented as originally reported, without giving effect to discontinued operations.

(3)        Excludes certain non-property specific operating expenses allocated to certain segments.

(4)        The Company’s total investment in HCR ManorCare includes aggregated accumulated DFL accretion of $145.5 million as of March 31, 2012.

(5)        Assisted living and post-acute/skilled NOI includes reductions of $1.8 million and $12.9 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(6)        Private-pay and Medicare revenues as a percentage of total revenues are 31.0% and 39.4%, respectively.

(7)        HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR for the trailing 12 months, is one quarter in arrears from the date presented and includes home health and hospice EBITDAR and corporate general and administrative expenses, excluding HCR ManorCare’s non-recurring expenses associated with the sale of its real estate to HCP. The fixed charges include the most recent monthly cash rent annualized and cash interest expense based on the trailing 12 months and are one quarter in arrears from the date presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Life Science Portfolio

As of and for the quarter ended March 31, 2012, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	77	$2,621,405	$46,336	18	4,673	88.3
San Diego	21	589,865	9,296	19	1,581	86.7
Utah	10	119,745	3,314	11	670	100.0
	108	$3,331,015	$58,946	18	6,924	89.1

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$41,597	18	684	11
Genentech	38,055	17	794	13
Rigel Pharmaceuticals	13,316	6	147	2
Exelixis, Inc.	12,980	6	295	5
Takeda	10,084	4	188	3
LinkedIn Corporation	9,642	4	303	5
Google	8,319	4	270	4
Myriad Genetics	7,217	3	310	5
General Atomics	5,713	3	281	5
ARUP	5,418	2	324	5
Other	74,289	33	2,571	42
	$226,630	100	6,167	100

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/12	12/31/11	03/31/11	03/31/12	12/31/11(1)	03/31/11(1)

Property count	101	101	101	108	104	104
Investment	$3,204,642	$3,212,641	$3,196,541	$3,331,015	$3,259,303	$3,247,606
Square feet	6,685	6,685	6,685	6,924	6,798	6,797
Occupancy %	91.1	91.1	90.2	89.1	89.9	89.0
NOI:
Rental and related revenues	$60,830	$61,799	$61,054
Tenant recoveries	10,279	10,903	10,715
Operating expenses(2)	(11,687)	(13,143)	(12,012)
	$59,422	$59,559	$59,757
Adjusted NOI:
Straight-line rents	340	(3,661)	(4,159)
Above (below) market lease intangibles, net	89	(345)	(41)
Lease termination fees	—	(2,244)	(1,589)
	$59,851	$53,309	$53,968

(1)     Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)     Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2012(1)	127	2	$2,557	1	54	$316	73	$2,241	—	$—
2013	432	7	11,539	5	366	10,174	66	1,365	—	—
2014	281	5	8,663	4	216	6,544	65	2,119	—	—
Thereafter	5,327	86	203,871	90	3,492	154,033	1,166	36,718	669	13,120
	6,167	100	$226,630	100	4,128	$171,067	1,370	$42,443	669	$13,120

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2011	6,113	$36.24
Redevelopments placed in service	54	27.68
Expirations	(194)	31.44
Renewals, amendments and extensions	160	28.45	(9.0)	$5.63	$9.38	110	82.3
New leases and expansions	75	29.39		18.91	7.90	67
Terminations	(41)	33.84
Leased Square Feet as of March 31, 2012	6,167	$36.74

(1)        Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Medical Office Portfolio

As of and for the quarter ended March 31, 2012, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %
On-Campus	142	$1,828,401	$38,808	20	10,725	91.3
Off-Campus	44	457,721	9,442	19	2,225	90.6
	186	$2,286,122	$48,250	20	12,950	91.2

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/12	12/31/11	03/31/11	03/31/12	12/31/11(1)	03/31/11(1)

Property count	185	185	185	186	188	188
Investment	$2,250,989	$2,245,255	$2,214,258	$2,286,122	$2,297,218	$2,262,456
Square feet	12,809	12,828	12,821	12,950	13,111	13,097
Occupancy %	91.1	91.3	90.8	91.2	91.5	91.0
NOI:
Rental and related revenues	$67,384	$67,036	$66,651
Tenant recoveries	11,271	10,618	11,926
Operating expenses(2)	(29,736)	(28,302)	(30,288)
	$48,919	$49,352	$48,289
Adjusted NOI:
Straight-line rents	(1,301)	(896)	(2,088)
Above market lease intangibles, net	54	80	82
	$47,672	$48,536	$46,283

(1)   Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2011	12,001	$22.13

Dispositions/redevelopment	(143)	15.59
Expirations	(462)	22.81
Renewals, amendments and extensions	376	23.16	0.8	$12.64	$2.55	58	81.4
New leases	64	19.75		14.38	3.63	50
Terminations	(23)	21.31

Leased Square Feet as of March 31, 2012	11,813	$22.41

(1)  For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Hospital Portfolio

As of and for the quarter ended March 31, 2012, dollars in thousands

Investments

Leased	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,672	$12,791	35	1,578	51.6	$303,950	5.24 x	$330,074	5.69 x
Rehab	7	95,599	2,324	21	520	58.9	28,812	3.24 x	32,890	3.70 x
Specialty	2	63,725	1,278	28	68	—	19,344	3.57 x	21,465	3.96 x
LTACH	3	35,205	2,055	18	244	45.2	2,995	0.42 x	6,315	0.88 x
	17	$647,201	$18,448	26	2,410	52.5	$355,101	4.46 x	$390,744	4.91 x

Debt			Interest
Investments		Investment	Income
Acute care		$14,857	$257
Specialty(2)		69,212	—
		$84,069	$257
Total		$731,270	$18,705

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare	3	—	$196,709	27	$4,240	23	756
HCA	1	—	167,164	23	5,148	28	668
Delphis	2	—	132,937	18	1,278	7	68
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	3,405	18	154
Other	10	70	145,660	20	4,634	24	764
	17	41	$731,270	100	$18,705	100	2,410

(1)   Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)   Represents a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011. For additional information regarding the senior secured loan to Delphis see Note 7 to the Consolidated Financial Statements for the quarter ended March 31, 2012 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(3)   Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/12	12/31/11	03/31/11	03/31/12	12/31/11(1)	03/31/11(1)

Property count	16	16	16	17	17	17
Investment	$607,456	$608,641	$608,641	$647,201	$648,386	$648,386
Beds	2,379	2,379	2,361	2,410	2,379	2,361
3-Month Occupancy %	51.7	48.4	51.3	51.7	48.4	51.8
12-Month Occupancy %	52.5	52.2	55.7	52.5	52.2	55.7
EBITDAR	$346,009	$326,632	$296,751	$355,101	$335,932	$307,286
EBITDAR CFC	4.52 x	4.29 x	4.67 x	4.46 x	4.25 x	4.62 x
EBITDARM	$380,531	$360,305	$328,483	$390,744	$370,837	$340,306
EBITDARM CFC	4.97 x	4.73 x	5.17 x	4.91x	4.69 x	5.12 x
NOI:
Rental and related revenues	$18,614	$20,246	$18,111
Operating expenses	(929)	(916)	(965)
	$17,685	$19,330	$17,146
Adjusted NOI:
Straight-line rents	(184)	(184)	(275)
Below market lease intangibles, net	(192)	(192)	(193)
	$17,309	$18,954	$16,678

(1)  Amounts are presented as originally reported, without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

As of and for the quarter ended March 31, 2012, dollars and square feet in thousands

					Joint		HCP’s
Unconsolidated		Date	HCP’s	Joint	Venture’s	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Mortgage	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Debt	Investment(1)	Fee Income	(in years)
HCP Ventures III	Medical office	October-06	30%(2)	$143,168	$91,730	$8,186	$97	10
HCP Ventures IV	Medical office	April-07	20%	657,518	374,339	34,741	395	10
HCP Life Science	Life science	August-07	50%-63%	144,471	5,709	66,631	1	97-98
				$945,157	$471,778	$109,558	$493

Selected Financial Data(3)

	Three Months Ended March 31, 2012
	Medical Office	Life Science

Total revenues	$19,700	$2,734
Operating expenses	(7,819)	(398)
NOI	$11,881	$2,336
Depreciation and amortization	(6,994)	(394)
General and administrative	(816)	(17)
Interest expense and other	(6,731)	(112)
Net income (loss)	$(2,660)	$1,813
Depreciation and amortization	6,994	394
FFO	$4,334	$2,207
Amortization of above and below market lease intangibles, net	(184)	—
Amortization of deferred financing costs, net	190	8
Straight-line rents	(406)	80
Leasing costs and tenant and capital improvements	(1,464)	8
FAD	$2,470	$2,303

HCP’s pro rata share of net income (loss)	$(533)	$1,060

HCP’s pro rata share of FFO	$991	$1,276

HCP’s pro rata share of FAD	$591	$1,330

	Property			Adjusted	Average	Square
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %(4)
Medical office:
On-Campus	9	$109,695	$2,303	$2,256	11	619	98.9
Off-Campus	4	33,473	568	548	11	183	86.9
	13	$143,168	$2,871	$2,804	11	802	96.2

HCP Ventures IV
Medical office:
On-Campus	22	$215,757	$2,820	$2,777	23	1,103	75.5
Off-Campus	31	360,378	5,095	4,728	20	1,483	84.5
Hospital:
LTACH	1	12,193	10	10	5	N/A	N/A
Specialty	3	69,190	1,085	966	7	N/A	N/A
	57	$657,518	$9,010	$8,481	20

HCP Life Science
San Francisco	2	$74,700	$1,177	$1,251	15	147	100.0
San Diego	2	69,771	1,159	1,165	16	131	90.3
	4	$144,471	$2,336	$2,416	15	278	95.4

Total	74	$945,157	$14,217	$13,701

(1)

The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)	The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.
(3)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office column).
(4)	Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage (dollars in thousands):

	Three Months Ended March 31,
	2012	2011

Adjusted EBITDA	$390,946	$269,469
Interest expense:
Continuing operations	$104,568	$108,576
HCP’s share of interest expense from the Investment Management Platform	1,553	1,575
Capitalized interest	6,683	5,988
Preferred stock dividends	6,574	5,283
Fixed charges	$119,378	$121,422

Adjusted fixed charge coverage	3.3 x	2.2 x

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent monthly NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Accounting Standards Codification Topic 360.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the trailing 12 months and one quarter in arrears from the date reported divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other debt secured by real estate, excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charge. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (in thousands):

	Three Months Ended March 31,
	2012	2011

Net income	$196,564	$73,984
Interest expense:
Continuing operations	104,568	108,576
Income taxes:
Continuing operations	(709)	37
Discontinued operations	103	—
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	88,241	91,182
Discontinued operations	35	238
Equity income from unconsolidated joint ventures	(13,675)	(798)
HCP’s share of EBITDA from the Investment Management Platform	3,820	4,097
Other joint venture adjustments	14,855	192
EBITDA	$393,802	$277,508

Gain on sales of real estate	(2,856)	—
Gain upon consolidation of joint venture	—	(8,039)
Adjusted EBITDA	$390,946	$269,469

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Facility EBITDARM in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other real estate investment trusts (“REITs”), management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for REIT that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (determined in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a REIT between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets, nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items. Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offerings which increase the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

FAD Payout Ratio.  Dividends declared per common share divided by Diluted FAD per common share for a given period.  The Company believes the FAD Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FAD being declared as dividends to common stockholders.  FAD Payout Ratio per Common Share is subject to the same limitations noted in the definition of FAD above.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP. The Company defines NOI as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations. The Company believes NOI provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.” The Company uses NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (in thousands):

	Three Months Ended March 31,
	2012	2011
Net income	$196,564	$73,984
Interest income	(819)	(38,096)
Investment management fee income	(493)	(607)
Interest expense	104,568	108,576
Depreciation and amortization	88,241	91,182
General and administrative	20,102	21,952
Other income, net	(436)	(10,309)
Income taxes	(709)	37
Equity income from unconsolidated joint ventures	(13,675)	(798)
Total discontinued operations, net of taxes	(2,993)	(341)
NOI	$390,350	$245,580

Straight-line rents	(9,927)	(17,300)
DFL accretion	(25,622)	(2,675)
Amortization of above and below market lease intangibles, net	(697)	(906)
Lease termination fees	(148)	(1,589)
NOI adjustments related to discontinued operations	148	—
Adjusted NOI	$354,104	$223,110

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the SPP, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-Medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be identical to the computations of Secured Debt Ratio reported by other companies. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery, and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets (in thousands):

	March 31, 2012	December 31, 2011	March 31, 2011
Consolidated total assets	$17,725,319	$17,408,475	$17,499,652
Investments in and advances to unconsolidated joint ventures	(220,311)	(224,052)	(130,278)
Accumulated depreciation and amortization	1,743,292	1,672,501	1,504,628
Accumulated depreciation and amortization from assets held for sale	—	1,705	6,877
Consolidated gross assets	$19,248,300	$18,858,629	$18,880,879
HCP’s share of unconsolidated total assets(1)	268,824	269,606	170,770
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	41,667	40,104	29,169
Total gross assets	$19,558,791	$19,168,339	$19,080,818

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Units/Square Feet/Beds.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by Investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost basis.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

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